UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 29, 2011

Triple-S Management Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	000-49762	66-0555678
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico		00920
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-749-4949

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 3, 2011, Triple-S Management Corporation (the "Company") filed a Current Report on Form 8-K (the "Original Report") to report the voting results of its annual meeting of shareholders held on April 29, 2011 (the "Annual Meeting"), including, among other matters, the results of the shareholder vote, on an advisory basis, to recommend the frequency of future advisory votes on executive compensation (the "Say-on-Pay Vote"). On May 5, 2011, the Company filed Amendment No. 1 to the Original Report to correct an inadvertent typographical error in the date of the annual meeting on which the term of the elected directors will end. Pursuant to Item 5.07(d) of Form 8-K, the Company is filing this Amendment No. 2 to the Original Report solely for the purpose of disclosing the Company’s decision on the frequency of future advisory votes on executive compensation.

At the Annual Meeting, more than a majority of the shares of common stock entitled to vote and present at the Annual Meeting voted in favor of holding the Say-on-Pay Vote annually. Accordingly, in light of this result and other factors considered by the Company's Board of Directors (the "Board"), the Board has determined that the Company will hold the Say-on-Pay Vote every year until no later than 2017, when the next shareholder vote on the frequency of future advisory votes on executive compensation is required under the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triple-S Management Corporation

September 26, 2011	By:	Ramón M. Ruiz-Comas

Name: Ramón M. Ruiz-Comas
Title: President & Chief Executive Officer